EXHIBIT 4.1

                         KENNY S&P EVALUATION SERVICES
                       A Division of J.J. Kenny Co., Inc.
                                  65 BROADWAY
                           NEW YORK, N.Y. 10006-2551
                            TELEPHONE (212) 770-4422
                                FAX 212/797-8681

                                                   March 29, 1996

Frank A. Ciccotto
Vice President


Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, New Jersey 08543-9051
The Chase Manhattan Bank, N.A.
Customer Service Retail Department
770 Broadway--7th Floor
New York, New York 10003-9598


RE: THE MERRILL LYNCH FUND OF STRIPPED
     ('ZERO') U.S. TREASURY SECURITIES, SERIES A, B, C, D, E, F, G, H, I, J and
    K

Gentlemen:

     We have examined the post-effective Amendment to the Registration Statement File Nos. 2-89536, 2-94915, 33-02813, 33-13386, 33-21320, 33-28038, 33-34403,
33-39606, 33-47078, 33-49519 and 33-53085 for the above-captioned trusts. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                                   Sincerely,
                                                   FRANK A. CICCOTTO